
                                                                   EXHIBIT 20.1

                        MONTHLY SERVICER'S CERTIFICATE
                     First USA Bank, National Association
                      First NBC Credit Card Master Trust
                                 Series 1997-1

                   For the June 12, 2000 Determination Date
                          For the 34th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, National
Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the
"Pooling and Servicing Agreement"), dated as of August 1, 1997 by and and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The
First National Bank of Chicago, as Trustee, does hereby certify as follows:

   1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This
      Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

   2  First USA Bank, National Association is Servicer under the Pooling and
      Servicing Agreement.

   3  The undersigned is a Servicing Officer.

   4  The date of this Certificate is June 12, 2000, which is a Determination
      Date under the Pooling and Servicing Agreement.

   5  The aggregate amount of Collections processed during the preceding
      Monthly Period [equal to 5(a) plus 5(b)] was $120,424,188

      (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of
           Finance Charge Receivables            $13,570,700

      (b)  The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of
           Principal Receivables was             $106,853,488

   6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $920,331,700

   7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

   8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

      None.

   9  The amount, if any, by which the sum of the balance of the Excess Funding
      Account and the Aggregate Principal Receivables exceeds the Minimum
      Aggregate Principal Receivables required to be maintained pursuant to the
      Pooling and Servicing Agreement, is equal to          $204,703,284

  10  The amount, if any, of the withdrawal of the Specified Deposit from the
      Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related
      Transfer Date is         $0.00
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Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

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

   11    Monthly Period Trust Activity
   (a)   Trust Activity                                                      Total Trust
         ===============================================                    =============
         Beginning Aggregate Principal Receivables                            902,263,760
         Beginning Excess Funding Account Balance                                       0
         Beginning Total Principal Balance                                    902,263,760
         Collections of Finance Charge Receivables                             13,570,700
         Discount Percentage                                                            0
         Discount Option Receivables Collections                                        0
         Net Recoveries                                                                 0
         Total Collections of Finance Charge Receivables                       13,570,700
         Total Collections of Principal Receivables                           106,853,488
         Net Default Amount                                                     4,980,306
         Minimum Aggregate Principal Receivables Balance                      700,000,000
         Ending Aggregate Principal Receivables                               904,703,284
         Ending Excess Funding Account Balance                                          0
         Ending Total Principal Balance                                       904,703,284

   (b)   Series Allocations                                                 Series 1997-1     Series 1998-1        All Series
         ===============================================                    ==================================================
         Group Number                                                                   1                 2
         Investor Interest                                                    300,000,000       400,000,000        700,000,000
         Adjusted Investor Interest                                           300,000,000       400,000,000        700,000,000
         Principal Funding Account Balance                                              0                 0                  0
         Minimum Transferor Interest                                                                                63,329,230

   (c)   Group I Allocations                                                Series 1997-1     Total Group I
         ===============================================                    ===============================
         Investor Finance Charge Collections                                    4,512,217         4,512,217

         Investor Monthly Interest                                              1,560,661         1,560,661
         Investor Monthly Fees (Servicing Fee)                                    375,000           375,000
         Investor Default Amounts                                               1,655,937         1,655,937
         Investor Additional Amounts                                                    0                 0
         Total                                                                  3,591,598         3,591,598

         Reallocated Investor Finance Charge Collections                        4,512,217         4,512,217
         Available Excess                                                         920,619           920,619

   12    Series 1997-1 Certificates
                                                                            Series 1997-1        All Other        Transferor's
   (a)   Investor/Transferor Allocations                     Trust            Interest             Series           Interest
         =====================================================================================================================
         Beginning Investor/Transferor Amounts            902,263,760         300,000,000       400,000,000        202,263,760
         Beginning Adjusted Investor Interest             902,263,760         300,000,000       400,000,000
         Floating Investor Percentage                      100.00000%          33.249701%        44.332934%
         Fixed Investor Percentage                           0.00000%            0.00000%          0.00000%
         Collections of Finance Chg. Receivables           13,570,700           4,512,217         6,016,289
         Collections of Principal Receivables             106,853,488          35,528,465        47,371,287
         Net Default Amount                                 4,980,306           1,655,937         2,207,916

         Ending Investor/Transferor Amounts               904,703,284         300,000,000       400,000,000        204,703,284

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Monthly Servicer's Certificate
Page 3  (all amounts in dollars except percentages)

                                                                                                    Collateral
   (b)   Monthly Period Funding Requirements                Class A                Class B           Interest             Total
         ========================================================================================================================
         Principal Funding Account                                  0                      0                 0                  0
         Principal Funding Investment Proceeds                      0                      0                 0                  0
         Withdrawal from Reserve Account                            0                      0                 0                  0
         Available Reserve Account Amount                           0                      0                 0                  0
         Required Reserve Account Amount                            0                      0                 0                  0

         Coupon                                              6.15000%               6.35000%          7.12250%           6.24264%
         Floating Investor Percentage                       28.76099%               2.32748%          2.16123%          33.24970%
         Fixed Investor Percentage                                  0                      0                 0                  0
         Investor Monthly Interest                          1,329,938                111,125           119,599          1,560,661
         Overdue Monthly Interest                                   0                      0                 0                  0
         Additional Interest                                        0                      0                 0                  0
                 Total Interest Due                         1,329,938                111,125           119,599          1,560,661
         Investor Default Amounts                           1,432,385                115,916           107,636          1,655,937
         Investor Monthly Fees                                324,375                 26,250            24,375            375,000
         Investor Additional Amounts                                0                      0                 0                  0
                 Total Due                                  3,086,698                253,291           251,610          3,591,598

                                                                                                    Collateral
   (c)   Certificates - Balances and Distributions          Class A                 Class B          Interest            Total
         ========================================================================================================================
         Beginning Investor Interest                      259,500,000             21,000,000        19,500,000        300,000,000
         Monthly Principal-Prin. Funding Account                    0                      0                 0                  0
         Principal Payments                                         0                      0                 0                  0
         Interest Payments                                  1,329,938                111,125           119,599          1,560,661
         Total Payments                                     1,329,938                111,125           119,599          1,560,661
         Ending Investor Interest                         259,500,000             21,000,000        19,500,000        300,000,000

   (d)   Information regarding Payments in respect of the Class A Certificates
         (per $1,000 original certificate principal amount)
         1.  Total Payment                                                                                               5.125000
         2.  Amount of Payment in respect of Class A Monthly Interest                                                    5.125000
         3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                   0
         4.  Amount of Payment in respect of Class A Additional Interest                                                        0
         5.  Amount of Payment in respect of Class A Principal                                                                  0

   (e)   Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
         1.  Total amount of Class A Investor Charge-Offs                                                                       0
         2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                            0
         3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                                 0
         4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
             principal amount                                                                                                   0
         5.  The amount, if any, by which the outstanding Principal Balance of the Class A
             Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
             transactions on such Distribution Date                                                                             0

   (f)   Information regarding Payments in respect of the Class B Certificates
         (per $1,000 original certificate principal amount)
         1.  Total Payment                                                                                               5.291667
         2.  Amount of Payment in respect of Class B Monthly Interest                                                    5.291667
         3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                   0
         4.  Amount of Payment in respect of Class B Additional Interest                                                        0
         5.  Amount of Payment in respect of Class B Principal                                                                  0
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Monthly Servicer's Certificate
Page 4  (all amounts in dollars except percentages)

   (g)   Amount of reductions in Class B Investor  Interest  pursuant to clauses
         (c), (d) and (e) of the definition of Class B Investor Interest
         1.  Amount of reductions in Class B Investor Interest                                                                  0
         2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
             principal amount                                                                                                   0
         3.  Total amount reimbursed in respect of reductions of Class B Investor Interest                                      0
         4.  Amount reimbursed in respect of reductions of Class B Investor Interest per
             $1,000 original certificate principal amount                                                                       0
         5.  The amount, if any, by which the outstanding Principal Balance of the Class B
             Certificates exceeds the Class B Investor Interest after giving effect to all
             transactions on such Distribution Date                                                                             0

   (h)   Information regarding Distribution in respect of the Collateral Interest
         1.  Total distribution                                                                                          6.133264
         2.  Amount of distribution in respect of Collateral Monthly Interest                                            6.133264
         3.  Amount of distribution in respect of Collateral Overdue Interest                                                   0
         4.  Amount of distribution in respect of Collateral Monthly Principal                                                  0

   (i)   Amount of reductions in Collateral Interest pursuant to clauses (c), (d) and (e)
         of the definition of Collateral Interest
         1.  Amount of reductions in Collateral Interest                                                                        0
         2.  Total amount reimbursed in respect of reductions of Collateral Interest                                            0

   (j)   Application of Reallocated Investor Finance Charge Collections
         1.  Class A Available Funds                                                                                    3,903,068

             a.  Class A Monthly Interest                                                                               1,329,938
             b.  Class A Overdue Monthly Interest                                                                               0
             c.  Class A Additional Interest                                                                                    0
             d.  Class A Servicing Fee                                                                                    324,375
             e.  Class A Investor Default Amount                                                                        1,432,385

             f.   Excess Spread                                                                                           816,370

         2.  Class B Available Funds                                                                                      315,855

             a.  Class B Monthly Interest                                                                                 111,125
             b.  Class B Overdue Monthly Interest                                                                               0
             c.  Class B Additional Interest                                                                                    0
             d.  Class B Servicing Fee                                                                                     26,250

             e.  Excess Spread                                                                                            178,480

         3.  Collateral Holder Available Funds                                                                            293,294

             a.  Excess Spread                                                                                            293,294

         4.  Total Excess Spread                                                                                        1,288,144
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Monthly Servicer's Certificate
Page 5  (all amounts in dollars except percentages)

   (k)   Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
          1.  Beginning Excess Spread                                                                                   1,288,144
          2.  Excess Finance Charge Collections                                                                                 0
          3.  Applied to fund Class A Required Amount                                                                           0
          4.  Unreimbursed Class A Investor Charge-Offs                                                                         0
          5.  Applied to fund Class B Required Amount                                                                     115,916
          6.  Reductions of Class B Investor Interest treated as Available Principal Collections                                0
          7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                               119,599
          8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee               24,375
          9.  Collateral Investor Default Amount treated as Available Principal Collections                               107,636
         10. Reductions of Collateral Interest treated as Available Principal Collections                                       0
         11. Deposit to Reserve Account (if required)                                                                           0
         12. Applied to other amounts owed to Collateral Interest Holder                                                        0
         13. Balance to constitute Excess Finance Charge Collections for other series                                     920,619

   13    Trust Performance
   (a)   Delinquencies
         1.  30-59 days                                                                                                10,732,434
         2.  60-89 days                                                                                                 5,768,619
         3.  90 days and over                                                                                          11,126,384
         4.  Total 30+ days delinquent                                                                                 27,627,437

   (b)   Base Rate
             a.  Current Monthly Period                                                                                  8.24264%
             b.  Prior Monthly Period                                                                                    8.17254%
             c.  Second Prior Monthly Period                                                                             8.23642%
   (c)   Three Month Average Base Rate                                                                                   8.21720%

   (d)   Portfolio Yield (gross portfolio yield less net defaults)
             a.  Current Monthly Period                                                                                 11.42512%
             b.  Prior Monthly Period                                                                                   13.54239%
             c.  Second Prior Monthly Period                                                                            14.85970%
   (e)   Three Month Average Portfolio Yield                                                                            13.27574%

   (f)   Excess Spread  Percentage
             a.  Current Monthly Period                                                                                  3.68248%
             b.  Prior Monthly Period                                                                                    5.86985%
             c.  Second Prior Monthly Period                                                                             7.12328%
   (g)   Three Month Average Excess Spread Percentage                                                                    5.55854%

   (h)   Monthly Payment Rate (total collections/beginning aggregate principal receivables)                             13.34689%

   (i)   Portfolio Adjusted Yield                                                                                        3.18248%

         IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of June
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                            First USA Bank, National Association, as Servicer

                            By:    /s/ Tracie Klein
                            -----------------------------------------
                            Name:  Tracie Klein
                            Title: First Vice President